UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2011

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) On February 9, 2011, PS Business Parks, L.P. (the “Partnership”), a controlled entity of PS Business Parks, Inc., borrowed $121 million from Public Storage, a Maryland real estate investment trust and affiliate of PS Business Parks, Inc. The loan has a term of six months, can be repaid in part or in full at any time prior to the maturity date and has an interest rate of LIBOR plus 0.85%. Proceeds from the loan were used to repurchase all of the Partnership’s outstanding 7.50% Series J Cumulative Redeemable Preferred Units at a discount to par and to repay, in full, the balance outstanding on the Partnership’s credit facility, which has an interest rate of LIBOR plus 1.8%.

A copy of the promissory note evidencing the loan is attached as Exhibit 10.1 and is incorporated by reference into this report.

Item 9.01                      Financial Statements and Exhibits

(d)   Exhibits

The following exhibits are being filed with this Report:

Exhibit 10.1- Promissory Note dated February 9, 2011
Exhibit 99.1-Press Release dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           February 14, 2011                                                                           PS BUSINESS PARKS, INC.

By: /s/ Edward A. Stokx
Edward A. Stokx, Executive Vice
  President & Chief Financial Officer

Exhibit Index

The following exhibits are being filed with this Report:

Exhibit 10.1- Promissory Note dated February 9, 2011
Exhibit 99.1-Press Release dated February 10, 2011